The Galaxy Fund

Form N-SAR

Fiscal Period Ended November 30, 2003

Exhibit Index

Sub-Item 77C: Submission of matters to a vote of security holders.

Please see attached exhibit.

Sub-Item 77I: Terms of new or amended securities

Please see attached exhibit.

Sub-Item 77Q1: Exhibits.

Please see attached exhibit.

Sub-Item 77C: Submission of matters to a vote of security holders

Pursuant to a Consent of Sole Shareholder dated September 15, 2003, FIM Funding, Inc., as the sole shareholder of Retail A Shares of the New York Municipal Money Market Fund (the "Fund"), approved Addendum No. 7 to the Advisory Agreement between the Registrant and Columbia Management Advisors, Inc., as successor by merger to Fleet Investment Advisors Inc., with respect to the Fund.

Sub-Item 77I: Terms of new or amended securities

(b) The Prospectus and Statement of Additional Information relating to Retail A Shares of the New York Municipal Money Market Fund are incorporated herein by reference to Registrant's Post-Effective Amendment No. 61 to Registrant's Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on September 26, 2003 (Accession No. 0001047469-03-031809).

Sub-Item 77Q1: Exhibits.

(d) Certificate of Classification of Shares relating to Class EE-Series 1 shares and Class EE-Series 2 shares representing interests in the New York Municipal Money Market Fund is incorporated herein by reference to exhibit (a) (17) to Post-Effective Amendment No. 40 to Registrant's Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on December 3, 1999 (Accession No. 0000912057-99-008220).

(e) Addendum No. 7 to the Advisory Agreement between the Registrant and Columbia Management Advisors, Inc., as successor by merger to Fleet Investment Advisors Inc., with respect to the New York Municipal Money Market Fund is incorporated herein by reference to exhibit (d) (8) to Post-Effective Amendment No. 61 to Registrant's Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on September 26, 2003 (Accession No. 0001047469-03-031809).